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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Quanex Corporation on Form S-8 of our report dated November 19, 1999, appearing in the Annual Report on Form 10-K of Quanex Corporation for the year ended October 31, 1999.


/s/ DELOITTE & TOUCHE LLP

Houston, Texas
September 11, 2000